Exhibit 99.1

Polished.com Announces NYSE American Extension To Regain Listing Compliance

BROOKLYN, N.Y.—(BUSINESSWIRE)--Polished.com Inc. (NYSE: POL) (formerly known as 1847 Goedeker Inc.) (“Polished” or the “Company”), a content driven and technology enabled shopping destination for appliances, furniture and home goods in the U.S. household appliances market, today announced that it is not in compliance with the continued listing and trading standards of the NYSE American LLC ( “NYSE American”) and that its NYSE American listing is being continued pursuant to an extension that the Company has received from the NYSE American.

The extension, which is subject to review by NYSE American on an ongoing basis, provides the Company until July 31, 2023 to file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022 (together, the “Quarterly Reports”) with the Securities and Exchange Commission (“SEC”). The delay in filing the Quarterly Reports is related to an internal investigation conducted by the Audit Committee of Polished’s Board of Directors and external counsel, which, as previously reported, concluded on December 22, 2022. The extension period has no immediate impact on the listing or trading of the Company’s securities on NYSE American. The Company intends to regain compliance with NYSE American’s listing standards by filing the Quarterly Reports with the SEC by July 31, 2023. The Company also intends to file all subsequent reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, by no later than July 31, 2023.

Additionally, the Company is working diligently with its auditor to complete a re-audit of fiscal year 2021 and review the financial statements for the quarters ended June 30, 2021, September 30, 2021, and March 31, 2022. The Company intends to file all necessary restatements by July 31, 2023.

ABOUT POLISHED

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project's budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its "Love-It-Or-Return-It" 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will", "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

Ashley Areopagita

ir@polished.com